                  GOLDEN STATE BANCORP INC. AND SUBSIDIARIES        EXHIBIT 99G
                        NON-PERFORMING ASSETS ACTIVITY
                            (dollars in thousands)
                                  (unaudited)


                                               Quarter Ended
                         ------------------------------------------------------------------------
                         Sept. 30,      June 30,       Mar. 31,       Dec. 31,        Sept. 30,
                            1997          1997           1997           1996             1996
                         -----------   -----------    -----------    -----------      -----------
Beginning Balance        $  204,958    $  224,773     $  224,734     $  254,978       $  274,649

Additions:
  Single-family 1-4 units    40,011        41,144         52,103         54,427           48,065
  Multi-family:
       5 to 36 units          4,829         9,492          9,911         20,390           12,517
       37 or more units         -           4,292            -              -              3,912
  Non-residential             7,228        10,002         21,538          3,600            2,863
  Commercial                  2,460         1,643            458            -                 12
  Consumer                       52         1,161             71            142              -
                         -----------   -----------    -----------    -----------      -----------
                             54,580        67,734         84,081         78,559           67,369
                         -----------   -----------    -----------    -----------      -----------

Deletions:
  Foreclosures:
  Single-family 1-4 units    (3,748)       (5,776)        (8,692)        (5,476)          (7,582)
  Multi-family:
       5 to 36 units         (2,203)         (603)        (1,704)        (2,280)            (796)
       37 or more units         -             (21)          (555)            (5)             468
  Non-residential               (77)            3           (208)           466           (1,378)
                         -----------   -----------    -----------    -----------      -----------
                             (6,028)       (6,397)       (11,159)        (7,295)          (9,288)
                         -----------   -----------    -----------    -----------      -----------

  Write-downs:
  Single-family 1-4 units      (551)          -           (2,750)          (734)            (571)
  Multi-family:
       5 to 36 units           (232)         (766)          (950)          (606)          (1,548)
       37 or more units         -             -             (246)          (754)          (2,369)
  Non-residential              (745)       (1,229)          (120)          (877)            (263)
  Commercial                     (2)          -              -              -                (28)
                         -----------   -----------    -----------    -----------      -----------
                             (1,530)       (1,995)        (4,066)        (2,971)          (4,779)
                         -----------   -----------    -----------    -----------      -----------

  Reinstatements:
  Single-family 1-4 units   (11,287)      (11,754)       (18,372)       (17,065)         (14,407)
  Multi-family:
       5 to 36 units         (2,018)       (3,309)        (5,679)        (1,116)          (1,689)
       37 or more units         -          (3,463)          (503)           -                -
  Non-residential            (1,731)          -             (559)          (118)            (269)
  Commercial                 (1,512)          -              -              -                -
                         -----------   -----------    -----------    -----------      -----------
                            (16,548)      (18,526)       (25,113)       (18,299)         (16,365)
                         -----------   -----------    -----------    -----------      -----------

  Payoffs/Sales/Other:
  Single-family 1-4 units   (28,329)      (35,948)       (27,998)       (41,730)         (39,450)
  Multi-family:
       5 to 36 units         (6,245)       (7,477)        (8,905)       (22,011)          (8,161)
       37 or more units      (3,551)       (8,982)          (219)        (4,877)            (912)
  Non-residential            (6,554)       (7,229)        (6,129)       (11,316)          (7,689)
  Commercial                    364          (799)          (452)            (3)               6
  Consumer                     (868)         (196)            (1)          (301)            (402)
                         -----------   -----------    -----------    -----------      -----------
                            (45,183)      (60,631)       (43,704)       (80,238)         (56,608)
                         -----------   -----------    -----------    -----------      -----------

Ending Balance           $  190,249    $  204,958     $  224,773     $  224,734       $  254,978
                         ===========   ===========    ===========    ===========      ===========

Net (Increase) Decrease  $   14,709    $   19,815     $      (39)    $   30,244       $   19,671
                         ===========   ===========    ===========    ===========      ===========
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